Exhibit 10.1

THIRD MODIFICATION AGREEMENT

DATE:	July 29, 2016

PARTIES:	Borrower: COLE OPERATING PARTNERSHIP IV, LP, a Delaware limited partnership
Administrative Agent for the Lenders: JPMORGAN CHASE BANK, N.A.
Lenders:    Lenders that are signatories hereto
RECITALS
A. Lenders have extended to Borrower a credit facility (“Loan”) in a maximum principal amount not to exceed $1,280,000,000.00 (subject to potential increases up to an aggregate maximum principal amount of $1,600,000,000.00 as set forth in the Credit Agreement defined below) at any time pursuant to that Credit Agreement dated as of August 15, 2013, among Borrower, Administrative Agent and the Lenders a party thereto, as modified by the First Modification Agreement dated October 24, 2014, and as further modified by the Second Modification Agreement dated December 17, 2014 (as modified, the “Credit Agreement”). The Total Outstandings, as defined in the Credit Agreement, as of July 28, 2016, is $1,138,666,333.00. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement, after giving effect to the Modifications in Section 2 below.

B. The Continuing Guaranty dated as of August 15, 2013, from Cole Credit Property Trust IV, Inc., a Maryland corporation, and the Subsidiary Guarantors a party thereto (including each counterpart agreement and amendment thereto, the “Guaranty”) was delivered to Administrative Agent for the benefit of the Lenders.

C. Borrower has requested certain amendments to the Credit Agreement as described herein to, among other things, eliminate certain restrictions on availability and restore certain financial covenants to previous requirements. The Lenders and Administrative Agent are willing to agree to such amendments pursuant to the terms and conditions of this Third Modification Agreement (this “Agreement”).

AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

SECTION 1.	ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.

SECTION 2.	MODIFICATION OF LOAN DOCUMENTS.

5.1The following sentence is hereby added at the end of the definition of “LIBO Rate” in Section 1.01 of the Credit Agreement:
If at any time the LIBO Rate is less than zero, then for all purposes of this Agreement, the LIBO Rate shall be deemed to be zero percent (0.0%) during such times.
5.2Section 2.04(a) of the Credit Agreement is hereby modified in its entirety to hereafter read as follows:
2.04    Swing Line Loans
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the lesser of (A)

Aggregate Revolving Commitments and (B) the Borrowing Base then in effect, less all Unsecured Debt other than the Obligations, and (ii) the aggregate Outstanding Amount of the Committed Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan. Notwithstanding the repayment period set forth in Section 2.07(b), on each date that a Revolving Loan is made, the Borrower shall repay all Swing Line Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent first, to repay any Swing Line Loans outstanding and then as provided in the Committed Loan Notice relating to such Revolving Loan.
5.3Section 6.13(c) that was added to the Credit Agreement pursuant to the Second Modification Agreement is hereby deleted from the Credit Agreement.

5.4Sections 7.11(b) and (d) of the Credit Agreement are hereby modified in their entirety to hereafter read as follows:

(b) Unsecured Debt to Unencumbered Asset Value Ratio. Permit the ratio of (i) Unsecured Debt to (ii) Unencumbered Asset Value, as of the end of any fiscal quarter of the Consolidated Group (and any other date for which a pro forma Compliance Certificate is required to be delivered pursuant to the terms hereof) to be greater than (A) fifty percent (50%) prior to July 1, 2016, and (B) sixty percent (60%), from and after July
1, 2016.

(d) Secured Debt Ratio. Permit the ratio of (i) Secured Debt owed by the Consolidated Group to (ii) Total Asset Value, as of the end of any fiscal quarter of the Consolidated Group (and any other date for which a pro forma Compliance Certificate is required to be delivered pursuant to the terms hereof) to be greater than (A) thirty percent (30%) prior to July 1, 2016, and (B) forty percent (40%), from and after July 1, 2016.

5.5This Agreement shall constitute one of the Loan Documents as that term is defined in the Credit Agreement.

5.6Each reference in the Loan Documents to any of the Loan Documents is hereby modified to be a reference to such document as modified herein.

SECTION 3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4.	BORROWER REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Administrative Agent and the Lenders:

5.1No Default exists under the Loan Documents;
5.2After giving effect to the modifications in this Agreement, no Default will exist under the Loan Documents;
5.3There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Administrative Agent in connection with the Loan from the most recent financial statement received by Administrative Agent.
5.4All representations and warranties made by Borrower and set forth in the Loan Documents are true and correct in all material respects on the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date.
5.5As of the date hereof, Borrower knows of no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

5.6The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.
5.7Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.	CONDITIONS PRECEDENT.
The agreements of Administrative Agent and the Lenders and the modifications contained herein shall not be binding upon Administrative Agent or the Lenders until Administrative Agent and Lenders have executed and delivered this Agreement, and Administrative Agent has received, at Borrower’s expense, all of the following, all of which shall be in form and content satisfactory to Administrative Agent and shall be subject to approval by Administrative Agent:
5.1An original of this Agreement fully executed by Borrower, Administrative Agent and Lenders comprising the Required Lenders;
5.2An original of the attached Consent and Agreement of Guarantor fully executed by Guarantors;
5.3An opinion of counsel to the Loan Parties acceptable to Administrative Agent;
5.4Such other documents as Administrative Agent may require relating to the existence and good standing of Borrower, and the authority of any person or entity executing this Agreement; and
5.5Payment of all reasonable out-of-pocket external costs and expenses incurred by Administrative Agent in connection with this Agreement (including, without limitation, outside attorneys costs, expenses, and fees).

SECTION 6.	INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
The Loan Documents as modified herein contain the complete understanding and agreement of Borrower, Administrative Agent and the Lenders in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except as provided in the Credit Agreement. The terms of this Agreement shall control with respect to any inconsistencies, conflicts or ambiguities between or among the Agreement and the other Loan Documents.

SECTION 7.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower, Administrative Agent and the Lenders and their permitted successors and assigns.

SECTION 8.	CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.	COUNTERPART EXECUTION.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on Following Pages]

DATED as of the date first above stated.

COLE OPERATING PARTNERSHIP IV, LP, a Delaware limited partnership, as Borrower

By:	Cole Credit Property Trust IV, Inc., a Maryland corporation, its general partner
	By:	/s/ Michael J. Bartolotta
	Name:	Michael J. Bartolotta
	Title:	Interim Chief Financial Officer & Treasurer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Ryan M. Dempsey
Name:	Ryan M. Dempsey
Title:	Authorized Officer

LENDERS:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Ryan M. Dempsey
Name:	Ryan M. Dempsey
Title:	Authorized Officer

BANK OF AMEREICA, N. A.

By:	/s/ Dennis Kwan
Name:	Dennis Kwan
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Troy Lyscio
Name:	Troy Lyscio
Title:	Senior Vice President

REGIONS BANK

By:	/s/ Kerri L. Raines
Name:	Kerri L. Raines
Title:	Senior Vice President

CAPITAL ONE, N.A.

By:	/s/ Ashish Tandon
Name:	Ashish Tandon
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Dale Northup
Name:	Dale Northup
Title:	Senior Vice President

MUFG UNION BANK, N.A. formerly known as UNION BANK, N.A.

By:	/s/ Nancy Dal Bello
Name:	Nancy Dal Bello
Title:	Director

CITIZENS, N.A.

By:	/s/ Brad Bindas
Name:	Brad Bindas
Title:	Senior Vice President

COMERICA BANK

By:	/s/ Michael T. Shea
Name:	Michael T. Shea
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Hideo Notsu
Name:	Hideo Notsu
Title:	Managing Director